Exhibit 5

July 28, 2005

American Equity Investment Life Holding Company

5000 Westown Parkway, Suite 440

West Des Moines, Iowa 50266

Re:          American Equity Investment Life Holding Company

Registration Statement on Form S-8

Ladies and Gentlemen:

I am the Chief Financial Officer and General Counsel for American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), and have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), for the registration of 6,144,745 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), issuable under the Company’s 1996 Employee Stock Option Plan, 2000 Employee Stock Option Plan, 2000 Director Stock Option Plan, 1997 Management Subscription Rights Plan and Restated and Amended Stock Option and Warrant Agreement with David J. Noble (the “Plans”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In rendering the opinions set forth herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) a draft of the Company’s Registration Statement on Form S-8 relating to the Plans to be filed with the Securities and Exchange Commission on the date hereof under the Act (the “Registration Statement”); (ii) a specimen certificate evidencing the Common Stock, (iii) the Articles of Incorporation of the Company, as amended to date and currently in effect; (iv) the Amended and Restated Bylaws of the Company, as amended to date and currently in effect; (v) the Plans and (vi) certain resolutions of the Board of Directors of the Company relating to the Plans and the filing of the Registration Statement.  I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, or photostatic copies, and the authenticity of the originals of such copies.  In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and of public officials.

I do not express any opinion as to the laws of any jurisdiction other than the Business Corporation Act of the state of Iowa, and I do not express any opinion as to the effect of any other laws on the opinions stated herein.

Based upon and subject to the foregoing, I am of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) certificates representing the Shares to be issued under the Plans in the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and (iii) such certificates have been delivered and paid for in accordance with the terms and conditions of the applicable Plan, the issuance and sale of such Shares will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Wendy L. Carlson
Wendy L. Carlson
Chief Financial Officer and General Counsel